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                                     BY-LAWS
                                       OF
                       NEWCOURT RECEIVABLES CORPORATION II


                                    ARTICLE I

                                     OFFICES

     Newcourt Receivables Corporation II (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1 ANNUAL MEETING. The annual meeting of the holders of shares of stock entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 2.2 SPECIAL MEETINGS. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such date and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 2.3 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed to more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

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     Section 2.4    WAIVER OF NOTICE.  Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the By-Laws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

     Section 2.5 ORGANIZATION. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders or if there be no Chairman of the Board, the duties otherwise provided in this
Section 2.5 to be performed by him at such meeting shall be performed at such meeting by the officer described in the last sentence of Section 5.6. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 2.6 STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, with the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 2.7 QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum of all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or


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by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.8 ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote at the meeting.

     Section 2.9 VOTE OF STOCKHOLDERS. Except as otherwise permitted by law or by the Certificate of Incorporation or the By-Laws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 2.6, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote, on any question upon which a vote of the stockholders may be taken need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate such vote shall so demand. In a vote by written ballot each written ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 3.15, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

     Section 2.10 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1 TERM. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 3.13,
3.14 and 3.15, directors shall be elected at the Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier resignation or removal.

     Section 3.2 QUALIFICATION. A director need not be the record or beneficial owner of shares of capital stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

     Section 3.3 NUMBER. The number of directors which shall constitute the whole board shall be no more seven. The number may be increased from time to time by amendment of this by-law by the board of directors or the stockholders.

     Section 3.4 GENERAL POWERS. The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors, the membership of which may consist of one or more directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation or by these By-Laws.

     Section 3.5 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

     Section 3.6 ORGANIZATION MEETING. A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a quorum of the whole Board of Directors is present. If such a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 3.8 for special meetings of the Board of Directors, or in a waiver of notice thereof.


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     Section 3.7    REGULAR MEETINGS.  Regular meetings of the Board of
Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     Section 3.8    SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICES.   Special
meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board or the President or on the request in writing of any two directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, no later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the By-Laws. Unless limited by law, by the Certificate of Incorporation or by the By-Laws, any and all business may be transacted at any special meeting.

     Section 3.9 ORGANIZATION OF MEETINGS. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors or if there be no Chairman of the Board, the duties otherwise provided in this Section 3.9 to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by the last sentence of Section 5.6. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary of all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 3.10 QUORUM AND MANNER OF ACTING QUORUM. Except as otherwise provided in this Section 3. 10, at every meeting of the Board of Directors three directors shall constitute a quorum. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 3.15, or by Section 4.1 or
Section 4.8, or by Section 5.3, or by Article IX, the unanimous vote of the directors present at any such meeting at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons


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participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 3.10 shall constitute his presence in person at such meeting.

     Section 3.11 VOTING. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

     Section 3.12 ACTION WITHOUT A MEETING. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     Section 3.13 RESIGNATIONS. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 3.14 REMOVAL OF DIRECTORS. Any director may be removed, either for or without cause, at any time upon recommendation of the Board of Directors, by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon either at a meeting of the holders of such shares or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their written consents thereto.

     Section 3.15 FILING OF VACANCIES. Except as otherwise provided by law and the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 3.10, or by a sole remaining director, or (b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier resignation or removal.

     Section 3.16 DIRECTORS' COMPENSATION. Any or all directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any affiliate thereof in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                   COMMITTEES

     Section 4.1 CONSTITUTION AND POWERS. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors consisting of one or more directors of the Corporation, which committees shall, except as otherwise provided by law, have such powers and duties as the Board of Directors shall properly determine.

     Section 4.2 PLACE OF MEETINGS. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors or such committee.

     Section 4.3 MEETINGS; NOTICE AND WAIVER OF NOTICE. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any member thereof. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication or be delivered personally or by telephone not later from the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 3.8. The provisions of such
Section 3.8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

     Section 4.4 ORGANIZATION OF MEETINGS. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 4.5 QUORUM AND MANNER OF ACTING. One-third (1/3) but in no event fewer than two (2) of the members of any committee then in office shall constitute a quorum for the transaction of business, and the vote of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, may adjourn any meeting, from time to time, until a quorum is present. No


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notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 3.10 with respect to participating in a meeting of a committee of the Board of Directors and the provisions of Section 3.12 with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

     Section 4.6 VOTING. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

     Section 4.7 RECORDS. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

     Section 4.8 VACANCIES. Any vacancy among the appointed members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the whole Board of Directors.

     Section 4.9 MEMBERS' COMPENSATION. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation or any affiliate thereof in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                  THE OFFICERS

     Section 5.1 OFFICERS -- QUALIFICATIONS. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. A Chairman of the Board may also be elected at the option of the Board of Directors. The elected officers shall be elected by the Board of Directors. The Chairman of the Board (if any) and the President shall be selected from the directors. The Board of Directors may elect one or more Vice Presidents and elect or appoint such other officers as may be deemed necessary. Assistant Secretaries, Assistant Treasurers and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Section 5.6.

     Section 5.2 TERM OF OFFICE; VACANCIES. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 5.3 and 5.4, and subject to the provisions of Section 5.6, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All


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appointed officers shall hold office during the pleasure of the Board of
Directors and the Chairman of the Board. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

     Section 5.3 REMOVAL OF ELECTED OFFICERS. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

     Section 5.4 RESIGNATIONS. Any officer may resign at any tune upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether

     Section 5.5 OFFICERS HOLDING MORE THAN ONE OFFICE. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

     Section 5.6 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 5.1) as may be required for the conduct of the business and the attainment of the objectives of the Corporation, and he shall have authority to fix compensation as provided in Section 5.12. He shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 2.5, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 3.9, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board or if there be no Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President or if there be no such officer, such duties shall be performed by such officer as may have been the resignation is tendered subject to such acceptance designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     Section 5.7 THE PRESIDENT. The President shall be the chief administrative officer of the Corporation. He shall implement the general directives, plans and policies and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to


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Section 5.1) as may be required to carry on the operations of the business, and he shall have authority to fix the compensation of such employees, agents and officers as provided in Section 5.12. He shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 5.6, in the absence of the Chairman of the Board or if there be no Chairman of the Board, the President shall perform all the duties AND exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     Section 5.8 THE VICE PRESIDENTS. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

     Section 5.9 THE SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 2.5 and Section 3.9, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of committees of the Board of Directors which he has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 7.2, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.

     Section 5.10 THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, an Assistant Treasurer, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.


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

     Section 5.11 ADDITIONAL DUTIES AND AUTHORITY. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

     Section 5.12 COMPENSATION. Except as fixed or controlled by the Board of Director or otherwise, compensation of all officers and employees shall be fixed by the Chairman of the Board, or by the President within limits approved by the Chairman of the Board, or by other officers of the Corporation exercising authority granted to them under the plan of organization of the Corporation.

     Section 5.13 VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI

                          STOCK AND TRANSFERS OF STOCK

     Section 6.1 STOCK CERTIFICATES. The capital stock of the corporation shall be represented by certificates signed by, or in the name of, the Corporation by the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, and scaled with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     Section 6.2 TRANSFERS OF STOCK. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.


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

     Section 6.3 LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunder duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

     Section 6.4 DETERMINATION OF HOLDERS OF RECORD FOR CERTAIN PURPOSES. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date not more from sixty (60) days prior to the date of payment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII

                                 CORPORATE SEAL

     Section 7.1 SEAL. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words "Corporate Seal Delaware" and the figures representing the year of the organization of the Corporation.

     Section 7.2 AFFIXING AND ATTESTING. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.


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     Section 8.2    SIGNATURES ON NEGOTIABLE INSTRUMENTS.  All bills, notes,
checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunder duly authorized by the Board of Directors.

     Section 8.3 REFERENCES TO ARTICLES AND SECTION NUMBERS AND TO THE BY-LAWS AND THE CERTIFICATE OF INCORPORATION. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

     Section 8.4 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                   AMENDMENTS

     The By-Laws may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any By-Law adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors or by the written consent of all members of the whole Board of Directors.


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